Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of lululemon athletica inc. of our report dated March 27, 2025 relating to the financial statements and effectiveness of internal control over financial reporting, which appears in lululemon athletica inc.’s Annual Report on Form 10-K for the 53-week period ended February 2, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

June 26, 2025